                                                              EXHIBIT 99.6(a)(2)

                          EATON VANCE MUNICIPALS TRUST

                         AMENDED DISTRIBUTION AGREEMENT
                                (MARATHON FUNDS)



         AGREEMENT effective as of June 19, 1995 between EATON VANCE MUNICIPALS TRUST, a Massachusetts business trust having its principal place of business in Boston in the Commonwealth of Massachusetts, hereinafter called the "Trust", on behalf of each of its series listed on Schedule A (the "Funds"), and EATON VANCE DISTRIBUTORS, INC., a Massachusetts corporation having its principal place of business in said Boston, hereinafter sometimes called the "Principal Underwriter".

         IN CONSIDERATION of the mutual promises and undertakings herein contained, the parties hereto agree with respect to each Fund:

         1. The Trust grants to the Principal Underwriter the right to purchase shares of the Fund upon the terms hereinbelow set forth during the term of this Agreement. While this Agreement is in force, the Principal Underwriter agrees to use its best efforts to find purchasers for shares of the Fund.

         The Principal Underwriter shall have the right to buy from the Fund the shares needed, but not more than the shares needed (except for clerical errors and errors of transmission) to fill unconditional orders for shares of the Fund placed with the Principal Underwriter by financial service firms or investors as set forth in the current Prospectus relating to shares of the Fund. The price which the Principal Underwriter shall pay for the shares so purchased shall be equal to the price paid by investors upon purchasing such shares. The Principal Underwriter shall notify Investors Bank & Trust Company, Custodian of the Fund ("IBT"), and The Shareholder Services Group, Inc., Transfer Agent of the Fund ("TSSG"), or a successor transfer agent, at the end of each business day, or as soon thereafter as the orders placed with it have been compiled, of the number of shares and the prices thereof which the Principal Underwriter is to purchase as principal for resale. The Principal Underwriter shall take down and pay for shares ordered from the Fund on or before the eleventh business day (excluding Saturdays) after the shares have been so ordered.

         The right granted to the Principal Underwriter to buy shares from the Fund shall be exclusive, except that said exclusive right shall not apply to shares issued in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company, by the Fund; nor shall it apply to shares, if any, issued by the Fund in distribution of income or realized capital gains of the Fund payable in shares or in cash at the option of the shareholder.

         2. The shares may be resold by the Principal Underwriter to or through financial service firms having agreements with the Principal Underwriter, and to investors, upon the following terms and conditions.

         The public offering price, i.e., the price per share at which the Principal Underwriter or financial service firm purchasing shares from the Principal Underwriter may sell shares to the public, shall be equal to the net asset value at which the Principal Underwriter is to purchase the shares.

         The net asset value of shares of the Fund shall be determined by the Trust or IBT, as the agent of the Fund, as of the close of regular trading on the New York Stock Exchange on each business day on which said Exchange is open, or as of such other time on each such business day as may be determined by the Trustees of the Trust, in accordance with the methodology and procedures for calculating such net asset value authorized by the Trustees. The Trust may also cause the net asset value to be determined in substantially the same manner or estimated in such manner and as of such other time or times as may from time to time be agreed upon by the Trust and Principal Underwriter. The Trust will notify the Principal Underwriter each time the net asset value of the Fund's shares is determined and when such value is so determined it shall be applicable to transactions as set forth in the current Prospectus and Statement of Additional Information (hereafter the "Prospectus") relating to the Fund's shares.

         No shares of the Fund shall be sold by the Fund during any period when the determination of net asset value is suspended pursuant to the Declaration of Trust, except to the Principal Underwriter, in the manner and upon the terms above set forth to cover contracts of sale made by the Principal Underwriter with its customers prior to any such suspension, and except as provided in the last paragraph of paragraph 1 hereof. The Trust shall also have the right to suspend the sale of the Fund's shares if in the judgment of the Trust conditions obtaining at any time render such action advisable. The Principal Underwriter shall have the right to suspend sales at any time, to refuse to accept or confirm any order from an investor or financial service firm, or to accept or confirm any such order in part only, if in the judgment of the Principal Underwriter such action is in the best interests of the Fund.

         3. The Trust agrees that it will, from time to time, but subject to the necessary approval of the Fund's shareholders, take such steps as may be necessary to register the Fund's shares under the federal Securities Act of 1933, as amended from time to time (the "1933 Act"), to the end that there will be available for sale such number of shares as the Principal Underwriter may reasonably be expected to sell. The Trust agrees to indemnify and hold harmless the Principal Underwriter and each person, if any, who controls the Principal Underwriter within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares of the Fund, which may be based upon the 1933 Act or on any other statute or at common law, on the ground that the Registration Statement or Prospectus, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust in connection therewith by or on behalf of the Principal Underwriter; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Principal Underwriter and any such controlling person to be deemed to protect such Principal Underwriter or any such controlling person against any liability to the Trust or the Fund or its security holders to which such Principal Underwriter or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust or the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Principal Underwriter or any such controlling person unless the Principal Underwriter or any such controlling person, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Principal Underwriter or such controlling person (or after such Principal Underwriter or such controlling person shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which the Fund may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust shall be entitled to participate, at the expense of the Fund, in the defense, or, if the Trust so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Principal Underwriter or controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retains such counsel, the Principal Underwriter or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, the Fund shall reimburse the Principal Underwriter or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees promptly to notify the Principal Underwriter of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Fund's shares.

         4. The Principal Underwriter covenants and agrees that, in selling the shares of the Fund, it will use its best efforts in all respects duly to conform with the requirements of all state and federal laws relating to the sale of such shares, and will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares of the Fund, which may be based upon the 1933 Act or any other statute or at common law, on account of any wrongful act of the Principal Underwriter or any of its employees (including any failure to conform with any requirement of any state or federal law relating to the sale of such shares) or on the ground that the Registration Statement or Prospectus, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, insofar as any such statement or omission was made in reliance upon, and in conformity with information furnished in writing to the Fund in connection therewith by or on behalf of the Principal Underwriter, provided, however, that in no case (i) is the indemnity of the Principal Underwriter in favor of any person indemnified to be deemed to protect the Fund or any such person against any liability to which the Fund or any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its obligations and duties under this Agreement, or
(ii) is the Principal Underwriter to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Trust or such person, as the case may be, shall have notified the Principal Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust, the Fund or upon such person (or after the Trust, the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Principal Underwriter of any such claim shall not relieve it from any liability which it may have to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Principal Underwriter shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Principal Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Trust, or to its officers or Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Principal Underwriter elects to assume the defense of any such suit and retains such counsel, the Fund or such officers or Trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them or the Trust, but, in case the Principal Underwriter does not elect to assume the defense of any such suit, it shall reimburse the Fund, any such officers and Trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them or the Trust. The Principal Underwriter agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Fund's shares.

         Neither the Principal Underwriter nor any financial service firm nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act, (as said Registration Statement and Prospectus may be amended or supplemented from time to time), covering the shares of the Fund. Neither the Principal Underwriter nor any financial service firm nor any other person is authorized to act as agent for the Trust or the Fund in connection with the offering or sale of shares of the Fund to the public or otherwise. All such sales made by the Principal Underwriter shall be made by it as principal, for its own account. The Principal Underwriter may, however, act as agent in connection with the repurchase of shares as provided in paragraph 6 below, or in connection with "exchanges" between investment companies for which the Principal Underwriter acts as Principal Underwriter or for which an affiliate of the Principal Underwriter acts as investment adviser.

         5(a).    The Fund will pay, or cause to be paid -

                  (i) all the costs and expenses of the Fund, including fees and disbursements of its counsel, in connection with the preparation and filing of any required Registration Statement and/or Prospectus under the 1933 Act, or the Investment Company Act of 1940, as amended from time to time, (the "1940 Act") covering its shares and all amendments and supplements thereto, and preparing and mailing periodic reports to shareholders (including the expense of setting up in type any such Registration Statement, Prospectus or periodic report);

                  (ii) the cost of preparing temporary and permanent share certificates (if any) for shares of the Fund;

                  (iii) the cost and expenses of delivering to the Principal Underwriter at its office in Boston, Massachusetts, all shares of the Fund purchased by it as principal hereunder; and

                  (iv) all the federal and state (if any) issue and/or transfer taxes payable upon the issue by or (in the case of treasury shares) transfer from the Fund to the Principal Underwriter of any and all shares of the Fund purchased by the Principal Underwriter hereunder.

         (b) The Principal Underwriter agrees that, after the Prospectus and periodic reports have been set up in type, it will bear the expense of printing and distributing any copies thereof which are to be used in connection with the offering of shares of the Fund to financial service firms or investors. The Principal Underwriter further agrees that it will bear the expenses of preparing, printing and distributing any other literature used by the Principal Underwriter or furnished by it for use by financial service firms in connection with the offering of the shares of the Fund for sale to the public and any expenses of advertising in connection with such offering. The Fund agrees to pay the expenses of registration and maintaining registration of its shares for sale under federal and state securities laws, and, if necessary or advisable in connection therewith, of qualifying the Trust or the Fund as a dealer or broker, in such states as shall be selected by the Principal Underwriter and the fees payable to each such state for continuing the qualification therein until the Principal Underwriter notifies the Trust that it does not wish such qualification continued.

         (c) In addition, the Trust agrees, in accordance with the Fund's Amended Distribution Plan (the "Plan"), adopted pursuant to Rule 12b-1 under the 1940 Act with respect to shares, to make certain payments as follows. The Principal Underwriter shall be entitled to be paid by the Fund a sales commission equal to an amount not exceeding 5% of the price received by the Fund for each sale of shares (excluding reinvestment of dividends and distributions), such payment to be made in the manner set forth in this paragraph 5. The Principal Underwriter shall also be entitled to be paid by the Fund a separate distribution fee (calculated in accordance with paragraph 5(d)), such payment to be made in the manner set forth and subject to the terms of this paragraph 5.

         (d) The sales commissions and distribution fees referred to in paragraph 5(c) shall be accrued and paid by the Fund in the following manner. The Fund shall accrue daily an amount calculated at the rate of .75% per annum of the daily net assets of the Fund, which net assets shall be computed as described in paragraph 2. The daily amounts so accrued throughout the month shall be paid to the Principal Underwriter on the last day of each month. The amount of such daily accrual, as so calculated, shall first be applied and charged to all unpaid sales commissions, and the balance, if any, shall then be applied and charged to all unpaid distribution fees. No amount shall be accrued with respect to any day on which there exist no outstanding uncovered distribution charges of the Principal Underwriter. The amount of such uncovered distribution charges shall be calculated daily. For purposes of this calculation, distribution charges of the Principal Underwriter shall include (a) the aggregate of all sales commissions which the Principal Underwriter has been paid pursuant to this paragraph (d) (and pursuant to paragraph (d) of the Original Agreements) plus all sales commissions which it is entitled to be paid pursuant to paragraph 5(c) (and pursuant to paragraph 5(c) of the Original Agreements) since inception of the Original Agreements through and including the day next preceding the date of calculation, and (b) an amount equal to the aggregate of all distribution fees referred to below which the Principal Underwriter has been paid pursuant to this paragraph (d) (and pursuant to paragraph (d) of the Original Agreements) plus all such fees which it is entitled to be paid pursuant to paragraph 5(c) (and pursuant to paragraph 5(c) of the Original Agreements) since inception of the Original Agreements through and including the day next preceding the date of calculation. From this sum (distribution charges) there shall be subtracted (i) the aggregate amount paid or payable to the Principal Underwriter pursuant to this paragraph (d) (and pursuant to paragraph (d) of the Original Agreements) since inception of the Original Agreements through and including the day next preceding the date of calculation and (ii) the aggregate amount of all contingent deferred sales charges paid or payable to the Principal Underwriter since inception of the Original Agreements through and including the day next preceding the date of calculation. If the result of such subtraction is a positive amount, a distribution fee [computed at the rate of 1% per annum above the prime rate (being the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks) then being reported in the Eastern Edition of The Wall Street Journal or if such prime rate is not so reported such other rate as may be designated from time to time by vote or other action of a majority of (i) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Rule 12b- 1 Trustees") and (ii) all of the Trustees then in office] shall be computed on such amount and added to such amount, with the resulting sum constituting the amount of outstanding uncovered distribution charges of the Principal Underwriter with respect to such day for all purposes of this Agreement. If the result of such subtraction is a negative amount, there shall exist no outstanding uncovered distribution charges of the Principal Underwriter with respect to such day and no amount shall be accrued or paid to the Principal Underwriter with respect to such day. The aggregate amounts accrued and paid pursuant to this paragraph (d) during any fiscal year of the Fund shall not exceed .75% of the average daily net assets of the Fund for such year.

         (e) The Principal Underwriter shall be entitled to receive all contingent deferred sales charges paid or payable with respect to any day on which there exist outstanding uncovered distribution charges of the Principal Underwriter. The Fund shall be entitled to receive all remaining contingent deferred sales charges paid or payable by shareholders with respect to any day on which there exist no outstanding uncovered distribution charges of the Principal Underwriter, provided that no such sales charge which would cause the Fund to exceed the maximum applicable cap imposed thereon by paragraph (2) of subsection (d) of Section 26 of Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. shall be imposed.

         (f) The persons authorized to direct the disposition of monies paid or payable by the Fund pursuant to the Plan or this Agreement shall be the President or any Vice President of the Trust. Such persons shall provide to the Trust's Trustees and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         (g) In addition to the payments to the Principal Underwriter provided for in paragraph 5(d), the Fund may make payments of service fees to the Principal Underwriter, Authorized Firms and other persons. The aggregate of such payments during any fiscal year of the Fund shall not exceed .25% of the Fund's average daily net assets for such year.

         6. The Trust hereby authorizes the Principal Underwriter to repurchase, upon the terms and conditions set forth in written instructions given by the Trust to the Principal Underwriter from time to time, as agent of the Fund and for its account, such shares of the Fund as may be offered for sale to the Fund from time to time.

         (a) The Principal Underwriter shall notify in writing IBT and TSSG at the end of each business day, or as soon thereafter as the repurchases in each pricing period have been compiled, of the number of shares repurchased for the account of the Fund since the last previous report, together with the prices at which such repurchases were made, and upon the request of any officer or Trustee of the Trust shall furnish similar information with respect to all repurchases made up to the time of the request on any day.

         (b) The Trust reserves the right to suspend or revoke the foregoing authorization at any time; unless otherwise stated, any such suspension or revocation shall be effective forthwith upon receipt of notice thereof by an officer of the Principal Underwriter, by telegraph or by written instrument from an officer of the Trust duly authorized by its Trustees. In the event that the authorization of the Principal Underwriter is, by the terms of such notice, suspended for more than twenty-four hours or until further notice, the authorization given by this paragraph 6 shall not be revived except by action of a majority of the Trustees of the Trust.

         (c) The Principal Underwriter shall have the right to terminate the operation of this paragraph 6 upon giving to the Trust thirty (30) days' written notice thereof.

         (d) The Trust agrees to authorize and direct IBT to pay, for the account of the Fund, the purchase price of any shares so repurchased against delivery of the certificates in proper form for transfer to the Fund or for cancellation by the Fund.

         (e) The Principal Underwriter shall receive no commission in respect of any repurchase of shares under the foregoing authorization and appointment as agent, except for any sales commission, distribution fee or contingent deferred sales charges payable under paragraph 5.

         (f) The Trust agrees that the Fund will reimburse the Principal Underwriter, from time to time on demand, for any reasonable expenses incurred in connection with the repurchase of shares of the Fund pursuant to this paragraph 6.

         7. If, at any time during the existence of this Agreement, the Trust shall deem it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Commission or other governmental authority or to obtain any advantage under Massachusetts or federal tax laws, and shall notify the Principal Underwriter of the form of amendment which it deems necessary or advisable and the reasons therefor, and, if the Principal Underwriter declines to assent to such amendment, the Trust may terminate this Agreement forthwith by written notice to the Principal Underwriter. If, at any time during the existence of its agreement upon request by the Principal Underwriter, the Trust fails (after a reasonable time) to make any changes in its Declaration of Trust, as amended, or in its methods of doing business which are necessary in order to comply with any requirement of federal law or regulations of the Commission or of a national securities association of which the Principal Underwriter is or may be a member, relating to the sale of the shares of the Fund, the Principal Underwriter may terminate this Agreement forthwith by written notice to the Trust.

         8. The term "net asset value" as used in this Agreement with reference to the shares of the Fund shall have the same meaning as used in the Declaration of Trust, as amended, and calculated in the manner referred to in paragraph 2 above.

         9(a). The Principal Underwriter is a corporation in the United States organized under the laws of Massachusetts and holding membership in the National Association of Securities Dealers, Inc., a securities association registered under Section 15A of the Securities Exchange Act of 1934, as amended from time to time, and during the life of this Agreement will continue to be so resident in the United States, so organized and a member in good standing of said Association. The Principal Underwriter will comply with the Trust's Declaration of Trust and By-Laws, and the 1940 Act and the rules promulgated thereunder, insofar as they are applicable to the Principal Underwriter.

         (b) The Principal Underwriter shall maintain in the United States and preserve therein for such period or periods as the Commission shall prescribe by rules and regulations applicable to it as Principal Underwriter of an open-end investment company registered under the 1940 Act such accounts, books and other documents as are necessary or appropriate to record its transactions with the Fund. Such accounts, books and other documents shall be subject at any time and from time to time to such reasonable periodic, special and other examinations by the Commission or any member or representative thereof as the Commission may prescribe. The Principal Underwriter shall furnish to the Commission within such reasonable time as the Commission may prescribe copies of or extracts from such records which may be prepared without effort, expense or delay as the Commission may by order require.

         10. This Agreement shall continue in force indefinitely until terminated as in this Agreement above provided, except that:

         (a) this Agreement shall remain in effect through and including April 28, 1996 (or, if applicable, the next April 28 which follows the day on which the Fund has become a party hereto by amendment of Schedule A subsequent to April 28, 1996), and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Rule 12b-1 Trustees cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund;

         (b) this Agreement may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees or by vote of a majority of the outstanding voting securities of the Fund on not more than sixty (60) days' notice to the Principal Underwriter. The Principal Underwriter shall be entitled to receive all contingent deferred sales charges paid or payable with respect to any day subsequent to the termination of this Agreement;

         (c) the Principal Underwriter shall have the right to terminate this Agreement on six (6) months' written notice thereof given in writing to the Fund;

         (d) the Trust shall have the right to terminate this Agreement forthwith in the event that it shall have been established by a court of competent jurisdiction that the Principal Underwriter or any director or officer of the Principal Underwriter has taken any action which results in a breach of the covenants set out in paragraph 9 hereof; and

         (e) additional series of the Trust will become parties hereto upon approval by the Trustees of the Trust and amendment of Schedule A.

         11. In the event of the assignment of this Agreement by the Principal Underwriter, this Agreement shall automatically terminate.

         12. Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage paid, to the other party, at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the record address of the Trust and that of the Principal Underwriter, shall be 24 Federal Street, Boston, Massachusetts 02110.

         13. The services of the Principal Underwriter to the Fund hereunder are not to be deemed to be exclusive, the Principal Underwriter being free to (a) render similar service to, and to act as principal underwriter in connection with the distribution of shares of, other series of the Trust or other investment companies, and (b) engage in other business and activities from time to time.

         14. The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission by any rule, regulation or order.

         15. The Principal Underwriter expressly acknowledges the provision in the Trust's Declaration of Trust limiting the personal liability of the shareholders of the Fund or the Trustees of the Trust. The Principal Underwriter hereby agrees that it shall have recourse to the Trust or the Fund for payment of claims or obligations as between the Trust or the Fund and the Principal Underwriter arising out of this Agreement and shall not seek satisfaction from the shareholders or any shareholder of the Trust or from the Trustees or any Trustee of the Trust. The Fund shall not be responsible for obligations of any other series of the Trust.

         16. All references in this Agreement to the "Original Agreements" shall mean the Distribution Agreement referenced on Schedule A hereto between the Trust on behalf of the Fund and the Principal Underwriter. Such references shall not be applicable to any additional series of the Trust which becomes a Fund hereunder by amendment of Schedule A subsequent to the date below.

         17. This Agreement shall amend, replace and be substituted for the Original Agreements as of the opening of business on June 20, 1995, and this Agreement shall be effective as of such time. The outstanding uncovered distribution charges of the Principal Underwriter calculated under the Original Agreements as of the close of business on June 19, 1995 shall be the outstanding uncovered distribution charges of the Principal Underwriter calculated under this Agreement as of the opening of business on June 20, 1995.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the 19th day June, 1995.

                                                  EATON VANCE MUNICIPALS TRUST


                                                  By /s/ Thomas J. Fetter
                                                     ------------------------
                                                         President


                                                  EATON VANCE DISTRIBUTORS, INC.


                                                  By /s/  Wharton P. Whitaker
                                                     ------------------------
                                                          President

                                   SCHEDULE A


                          EATON VANCE MUNICIPALS TRUST
                         AMENDED DISTRIBUTION AGREEMENT
                                (MARATHON FUNDS)

                              DATED JUNE 19, 1995




Name of Fund                              Inception Date of Original Agreements
------------                              -------------------------------------

EV Marathon Alabama Tax Free Fund         April 24, 1992/July 7, 1993
EV Marathon Arizona Tax Free Fund         July 22, 1991/July 7, 1993
EV Marathon Arkansas Tax Free Fund        October 1, 1992/July 7, 1993
EV Marathon Colorado Tax Free Fund        August 20, 1992/July 7, 1993
EV Marathon Connecticut Tax Free Fund     April 24, 1992/July 7, 1993
EV Marathon Florida Tax Free Fund         August 20, 1990/July 7, 1993
EV Marathon Georgia Tax Free Fund         December 16, 1991/July 7, 1993
EV Marathon Kentucky Tax Free Fund        December 16, 1991/July 7, 1993
EV Marathon Louisiana Tax Free Fund       October 1, 1992/July 7, 1993
EV Marathon Maryland Tax Free Fund        December 16, 1991/July 7, 1993
EV Marathon Massachusetts Tax Free Fund   April 15, 1991/July 7, 1993
EV Marathon Michigan Tax Free Fund        April 15, 1991/July 7, 1993
EV Marathon Minnesota Tax Free Fund       July 22, 1991/July 7, 1993
EV Marathon Mississippi Tax Free Fund     June 7, 1993
EV Marathon Missouri Tax Free Fund        April 24, 1992/July 7, 1993
EV Marathon National Municipals Fund      December 19, 1985/July 7, 1993
EV Marathon New Jersey Tax Free Fund      January 7, 1991/July 7, 1993
EV Marathon New York Tax Free Fund        August 20, 1990/July 7, 1993
EV Marathon North Carolina Tax Free Fund  October 10, 1991/July 7, 1993
EV Marathon Ohio Tax Free Fund            April 16, 1991/July 7, 1993
EV Marathon Oregon Tax Free Fund          December 16, 1991/July 7, 1993
EV Marathon Pennsylvania Tax Free Fund    January 7, 1991/July 7, 1993
EV Marathon Rhode Island Tax Free Fund    June 7, 1993
EV Marathon South Carolina Tax Free Fund  October 1, 1992/July 7, 1993
EV Marathon Tennessee Tax Free Fund       August 20, 1992/July 7, 1993
EV Marathon Texas Tax Free Fund           January 31, 1992/July 7, 1993
EV Marathon Virginia Tax Free Fund        July 22, 1991/July 7, 1993
EV Marathon West Virginia Tax Free Fund   June 7, 1993

                               AMENDED SCHEDULE A


                          EATON VANCE MUNICIPALS TRUST
                         AMENDED DISTRIBUTION AGREEMENT
                                (MARATHON FUNDS)

                         EFFECTIVE: SEPTEMBER 29, 1995




Name of Fund                              Inception Date of Original Agreements
------------                              -------------------------------------

EV Marathon Alabama Tax Free Fund         April 24, 1992/July 7, 1993
EV Marathon Arizona Tax Free Fund         July 22, 1991/July 7, 1993
EV Marathon Arkansas Tax Free Fund        October 1, 1992/July 7, 1993
EV Marathon California Municipals Fund*   December 19, 1985/July 7, 1993
EV Marathon Colorado Tax Free Fund        August 20, 1992/July 7, 1993
EV Marathon Connecticut Tax Free Fund     April 24, 1992/July 7, 1993
EV Marathon Florida Tax Free Fund         August 20, 1990/July 7, 1993
EV Marathon Georgia Tax Free Fund         December 16, 1991/July 7, 1993
EV Marathon Kentucky Tax Free Fund        December 16, 1991/July 7, 1993
EV Marathon Louisiana Tax Free Fund       October 1, 1992/July 7, 1993
EV Marathon Maryland Tax Free Fund        December 16, 1991/July 7, 1993
EV Marathon Massachusetts Tax Free Fund   April 15, 1991/July 7, 1993
EV Marathon Michigan Tax Free Fund        April 15, 1991/July 7, 1993
EV Marathon Minnesota Tax Free Fund       July 22, 1991/July 7, 1993
EV Marathon Mississippi Tax Free Fund     June 7, 1993
EV Marathon Missouri Tax Free Fund        April 24, 1992/July 7, 1993
EV Marathon National Municipals Fund      December 19, 1985/July 7, 1993
EV Marathon New Jersey Tax Free Fund      January 7, 1991/July 7, 1993
EV Marathon New York Tax Free Fund        August 20, 1990/July 7, 1993
EV Marathon North Carolina Tax Free Fund  October 10, 1991/July 7, 1993
EV Marathon Ohio Tax Free Fund            April 16, 1991/July 7, 1993
EV Marathon Oregon Tax Free Fund          December 16, 1991/July 7, 1993
EV Marathon Pennsylvania Tax Free Fund    January 7, 1991/July 7, 1993
EV Marathon Rhode Island Tax Free Fund    June 7, 1993
EV Marathon South Carolina Tax Free Fund  October 1, 1992/July 7, 1993
EV Marathon Tennessee Tax Free Fund       August 20, 1992/July 7, 1993
EV Marathon Texas Tax Free Fund           January 31, 1992/July 7, 1993
EV Marathon Virginia Tax Free Fund        July 22, 1991/July 7, 1993
EV Marathon West Virginia Tax Free Fund   June 7, 1993


-----------------------
*This fund is a successor in operations to a fund which was reorganized, effective October 1, 1995, and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.